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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-______) pertaining to the 2002 Stock Option Plan of Allied Healthcare International Inc. and to the incorporation by reference therein of our report dated November 8, 2002, with respect to the consolidated financial statements and schedule of Allied Healthcare International Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP



New York, New York
February 3, 2004